Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2014 SALES

Comparable store sales increased 13.9% in the fourth quarter and 7.5% for the year

SAVANNAH, GA (February 11, 2015) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited sales results for the fourth quarter and fiscal year ended January 31, 2015.

Total sales in the 13-week period ended January 31, 2015, increased 15.2% to $181.1 million compared with $157.2 million in the 13-week period ended February 1, 2014.  Comparable store sales increased 13.9% in the fourth quarter.  By month, comparable store sales were up 7.7% in November, up 13.5% in December and up 26.6% in January.  The sales comparison for the month of January benefited from a number of winter storm-related closings last year and an earlier start to tax refund season the last two days of the month this year.  Comparable store sales were up approximately 15% in January until the last two days, which were up nearly 75% (approximately $3 million).  For the quarter, comparable store sales were up approximately 12% prior to the last two days of January.

For the year, total sales increased 7.8% to $670.8 million compared with $622.2 million in fiscal 2013.  Comparable store sales increased 7.5% for the full year.

Ed Anderson, Chairman and Chief Executive Officer, commented, “We are very pleased with the fourth quarter sales, as the strong momentum from the third quarter continued throughout the entire fourth quarter.  Clearly, our merchandise assortments were more on point this year.  In particular, we did a better job with all of our cold-weather merchandise.  All five merchandise divisions delivered meaningful sales growth, and, geographically, we delivered strong sales across all weather zones and store regions.

“We are optimistic about the first quarter of 2015.  We have strong momentum and we believe our inventories are well positioned to drive sales increases.”

Investor Conference Call and Webcast

The Company will report complete financial results for its fourth quarter and fiscal 2014 before the market opens on March 13, 2015.  Citi Trends will host a conference call on the same day at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2937.  A replay of the conference call will be available until March 20, 2015, by dialing (402) 977-9140 and entering the passcode, 21761232.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, as well as www.cititrends.com/http/ircititrendscom, on March 13, 2015 beginning at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business, financial developments and trends after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 511 stores located in 29 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s year-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith Chief Financial Officer (912) 443-2075	Ed Anderson Chairman & Chief Executive Officer (912) 443-3705